Exhibit 23.3

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS

5310 HARVEST HILL ROAD, SUITE 275

DALLAS, TEXAS 75230 - 5805

(972) 788-1110 Telefax 991-3160

E-Mail: forgarb@forgarb.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Registration Statement on Form 10-K of Petron Energy II, Inc. (the “Registration Statement”). We hereby further consent to the inclusion in the Registration Statement of estimates of oil and gas reserves contained in our report “Estimated Proved Reserves and Future Net Revenue as of December 31, 2013 Attributable to Interests Owned by Petron Energy II, Inc. in Certain Properties Located in Oklahoma and Texas” and to the inclusion of our report dated March 18, 2014 as an exhibit to the Registration Statement.

FORREST A. GARB & ASSOCIATES, INC.

___________________________________

William D. Harris III

CEO / President

Dallas, Texas

August 7, 2014